LOAN EXTENSION AGREEMENT

This Loan Extension Agreement is dated as of September 30, 1994, and is among MEDITE CORPORATION, a Delaware corporation (" Medite"), UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U. S. Bank"), NATIONSBANK OF NORTH CAROLINA, N.A. ("NationsBank"), and SOCIETE GENERALE, SOUTHWEST AGENCY ("Soc Gen").

Recitals

A. U. S. Bank provided an Operating Line Facility in the maximum amount of $15,000,000 and a Term Loan Facility in the maximum amount of $75,000,000 (collectively the "Credit Facilities") to Medite under a Loan Agreement dated July 16, 1993 (the "Loan Agreement"), with Medite. Repayment of the Term Loan Facility is secured by a perfected lien in certain Timberland and repayment of the Operating Line Facility is secured by a perfected security interest in certain personal property, including domestic inventory, accounts, chattel paper, instruments, deposit accounts and related documents, all products and proceeds thereof, and all Books and Records related thereto (the "Collateral").

B. U. S. Bank assigned and delegated to NationsBank and NationsBank purchased an undivided 25% interest in U. S. Bank's rights and duties under the Credit Facilities, the Loan Documents, and the Collateral in an Assignment and Co-Lender Agreement dated as of April 5, 1994 (the "Co-Lender Agreement").

C. U. S. Bank assigned and delegated to Soc Gen and Soc Gen purchased an undivided 22.22% interest in U. S. Bank's rights and duties under the Credit Facilities, the Loan Documents, and the Collateral in the Co-Lender Agreement.

D. Medite, U. S. Bank, NationsBank, and Soc Gen desire to extend the Maturity of the Operating Line Facility from September 30, 1995, to September 30, 1996.

NOW, THEREFORE, for value, it is agreed that:

1. Subject to the caveat contained in section 4.02 of the Loan Agreement, Medite reaffirms the accuracy and completeness of the representations and warranties made to Lenders in section 4.01 of the Loan Agreement.

2. The Maturity of the Operating Line (as described in the Loan Agreement and the Operating Line Notes) is hereby extended from September 30, 1995, to September 30, 1996.

3. Except as hereby modified, all of the terms and conditions of the Loan Documents will continue in full force and effect. This Loan Extension Agreement is one of the Loan Documents.

4. This Loan Extension Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.



UNITED STATES NATIONAL BANK        NATIONSBANK OF NORTH
 OREGON, as Lender and as Agent     CAROLINA, N.A.


By:/s/Janice T. Thede              By:/s/Michael O. Lincoln
     Janice T. Thede                     Michael O. Lincoln
     Vice President                      Vice President
     National Corporate Banking



MEDITE CORPORATION                SOCIETE GENERALE,
                                   SOUTHWEST AGENCY


By:/s/Bobby D. O'Brien              By:/s/ Richard M. Lewis
      Bobby D.. O'Brien                    Richard M. Lewis
      Treasurer                            Asst. Vice President